UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
June 25, 2009

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer
Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(d) On June 25, 2009, the Board of Directors of Campbell Soup Company increased the size of the Board to 16 members and elected Nick Shreiber as a director, effective July 1, 2009. The Board also appointed Mr. Shreiber to the Governance Committee and the Finance and Corporate Development Committee, effective August 1, 2009.
Mr. Shreiber served as President and Chief Executive Officer of Tetra Pak Group, a Switzerland-based, global leader in packing and processing solutions for food products, from 2000 until his retirement in 2005. He joined Tetra Pak in 1987. Prior to joining Tetra Pak, he was a partner at McKinsey & Company, with responsibility for major industrial and service sector clients in Europe and Latin America. Since retiring from full-time corporate life in early 2006, he has been active in business through management consulting and executive coaching. Mr. Shreiber also spent 15 months as an Executive in Residence at the International Institute for Management Development in Switzerland.
Mr. Shreiber will be paid in accordance with the terms described in the section titled “Director Compensation” that begins on page 46 of Campbell Soup Company’s proxy statement that was filed with the Securities and Exchange Commission on October 9, 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 25, 2009, the Board of Directors of Campbell Soup Company approved an amendment to Article II, Section 1 of the company’s By-Laws, effective July 1, 2009, to change the size of the Board from 15 to 16 directors. A copy of the By-Laws, as amended, is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits
(d) Exhibits
3	By-Laws of the Registrant, effective July 1, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CAMPBELL SOUP COMPANY
(Registrant)
Date: June 29, 2009

By:	/s/ John J. Furey
John J. Furey
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3	By-Laws of the Registrant, effective July 1, 2009.